SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported):  July 1, 1996




                            THE ROCKIES FUND, INC.
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            (Exact name of registrant as specified in its charter)



Nevada                           0-12444-D                   84-0928022
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(State or other          (Commission file number)      (IRS Employer Identi-
jurisdiction of                                             fication No.)
incorporation or
organization)





            4465 Northpark Drive, Colorado Springs, Colorado  80907
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        (Address of principal executive offices)            (Zip Code)




      Registrant's telephone number, including area code:  (719) 590-4900
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         (Former name or former address, if changed since last report)

ITEM 4:  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (a) On July 1, 1996, the client-auditor relationship between the Company and its principal accountants, KPMG Peat Marwick LLP, ceased. The cessation of the relationship was the result of the resignation by KPMG Peat Marwick LLP and was effective July 1, 1996. The cessation of the relationship was approved by the Company's Board of Directors. The reports of KPMG Peat Marwick LLP related to the consolidated financial statements of the Company for the fiscal years ended December 31, 1994 and 1995, did not contain any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the fiscal years ended December 31, 1994 and 1995, and for the period from January 1, 1996 through July 1, 1996, there were no disagreements with KPMG Peat Marwick LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG Peat Marwick LLP, would have caused KPMG Peat Marwick LLP to make reference to the matter in their report.

          The Company has requested KPMG Peat Marwick LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter dated July 3, 1996, is filed as Exhibit No. 18 to this Form 8-K.

ITEM 7:  EXHIBITS

     Exhibit No.

          18.0 Pursuant to Item 304(a)(3) of Regulation S-B, Section 228.304(a)(3) of the Regulations under the Securities Exchange Act of 1934, as amended, the Registrant furnishes herewith the letter of KPMG Peat Marwick LLP, former accountants to the Company, dated July 3, 1996.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE ROCKIES FUND, INC.



Date:     07/03/96                 By:  /s/ Stephen G. Calandrella
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                                        Stephen G. Calandrella
                                        Interim President